Consent of Independent Certified Public Accountants


First Investors Series Fund II, Inc.
95 Wall Street
New York, New York  10005

     We consent to the use in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (File No. 33-46924) of our report dated November 29, 1996 relating to the October 31, 1996 financial statements of First Investors Series Fund II, Inc., which are included in said Registration Statement.



                                                 /s/ Tait, Weller & Baker


                                                 TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
February 19, 1997